Exhibit 99.1

Cirrus Logic CEO to Host Fireside Chat at Stifel Nicolaus Conference

Session Available on the Company Website

AUSTIN, Texas--(BUSINESS WIRE)--February 7, 2012--Cirrus Logic, Inc. (Nasdaq: CRUS) today announced that Jason Rhode, the company’s president and chief executive officer, will host a fireside chat at the Stifel Nicolaus Technology & Telecom Conference in Dana Point, Calif., on Thursday, Feb. 9, at 1:05 p.m. PT. A live webcast of the session will be available on the investor relations area of the company’s website at http://investor.cirrus.com. An archived replay of the webcast will be available on the website for 30 days following the event.

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic, Inc.

CRUS-F

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com